PRO-DEX, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	30-Jun-08	30-Jun-07
ASSETS
Current assets:
Cash and cash equivalents	$517,000	$403,000
Accounts receivable, net of allowance for doubtful accounts
of $144,000 at June 30, 2008 and $153,000 at June 30, 2007	2,842,000	3,436,000
Other Current Receivables	205,000	-
Inventories, net	5,101,000	4,622,000
Prepaid expenses	214,000	205,000
Prepaid income taxes	860,000	-
Deferred income taxes	1,176,000	1,091,000
Total current assets	10,915,000	9,757,000

Property, plant, equipment and leasehold improvements, net	6,470,000	3,778,000
Other assets:
Goodwill	2,997,000	2,997,000
Intangibles - Patents, net	1,221,000	1,321,000
Deferred income taxes	-	229,000
Other	68,000	25,000
Total other assets	4,286,000	4,572,000

Total assets	$21,671,000	$18,107,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Line of credit	$2,000,000	$300,000
Accounts payable	1,736,000	1,110,000
Accrued expenses	2,053,000	1,183,000
Income taxes payable	114,000	158,000
Current portion of term note	396,000	250,000
Current portion of real estate loan	30,000	26,000
Current portion of patent deferred payable	-	82,000
Total current liabilities	6,329,000	3,109,000

Long-term liabilities:
Term note	-	396,000
Real estate loan	1,560,000	1,593,000
Patent deferred payable	44,000	158,000
Deferred income taxes	290,000	-
Deferred rent	150,000	-
Total long-term liabilities	2,044,000	2,147,000

Total liabilities	8,373,000	5,256,000

Commitments and contingencies
Shareholders' equity:
Common shares; no par value; 50,000,000 shares authorized;
9,803,366 shares issued and outstanding June 30, 2008
9,718,366 shares issued and outstanding June 30, 2007	16,545,000	16,340,000
Accumulated deficit	(3,247,000)	(3,489,000)

Total shareholders' equity	13,298,000	12,851,000

Total liabilities and shareholders' equity	$21,671,000	$18,107,000

PRO-DEX, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended June 30

	2008	2007

Net sales	$25,126,000	$21,563,000

Cost of sales	16,917,000	14,196,000
Gross profit	8,209,000	7,367,000

Operating expenses:
Selling	1,482,000	1,353,000
General and administrative expenses	3,265,000	2,698,000
Irvine facility move related general and administrative expenses	274,000	-
Research and development costs	2,732,000	2,474,000
Total operating expenses	7,753,000	6,525,000

Income from operations	456,000	842,000

Other:
Other (expense), net	(9,000)	(4,000)
Royalty income	35,000	38,000
Interest income	17,000	18,000
Interest (expense)	(181,000)	(319,000)
Total	(138,000)	(267,000)

Income before provision for income taxes	318,000	575,000

Provision for Income taxes	(1,000)	(69,000)
Net income	$317,000	$506,000

Net Income per share:
Basic	$0.03	$0.05
Diluted	$0.03	$0.05

Weighted average shares outstanding - basic	9,736,249	9,579,055
Weighted average shares outstanding - diluted	9,924,350	9,739,041

PRO-DEX, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended June 30
	2008	2007
Cash Flows from Operating Activities:
Net Income	$317,000	$506,000
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	538,000	487,000
Loss on disposal	-	4,000
(Recovery of) Provision for doubtful accounts	(9,000)	113,000
Reserve for obsolete inventory	(18,000)	198,000
Stock based compensation	204,000	242,000
Retained earnings adjustment for prior years due to accounting standard change	(75,000)	-
Deferred taxes	434,000	(177,000)
Changes in:
Decrease in accounts receivable	397,000	292,000
(Increase) in inventories	(460,000)	(840,000)
(Increase) in prepaid expenses	(9,000)	(114,000)
(Increase) Decrease in other assets	(43,000)	19,000
Increase in accounts payable and accrued expenses	1,645,000	371,000
Increase (Decrease) in income taxes payable	(903,000)	379,000
Net Cash provided by Operating Activities	2,018,000	1,480,000

Cash Flows From Investing Activities:
Acquisition of Astromec, net of cash acquired	-	(66,000)
Purchase of equipment and leasehold improvements	(3,130,000)	(447,000)
Purchase of Intangible Assets - Patents related to Intraflow	-	(2,000)

Net Cash used in Investing Activities	(3,130,000)	(515,000)

Cash Flows from Financing Activities:
Principal payments of patent deferred payable	(196,000)	(76,000)
Net (Payments) Borrowing on Line of Credit	1,700,000	(600,000)
Principal payments on Term Note	(250,000)	(250,000)
Principal payments on Real Estate Loan	(28,000)	(27,000)
Proceeds from option and warrant exercise	-	33,000

Net Cash provided by (used in) Financing Activities	1,226,000	(920,000)

Net (decrease) increase in Cash and Cash Equivalents	114,000	45,000
Cash and Cash Equivalents, beginning of year	403,000	358,000

Cash and Cash Equivalents, end of year	$517,000	$403,000

Supplemental Information
Cash paid for interest	$181,000	$229,000
Cash paid for income taxes	$560,000	$-